UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2005

Edentify, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-26909	91-1280046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

74 West Broad St., Suite 350, Bethlehem, Pennsylvania		18018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610.814.6830

Budgethotels Network, Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

Pursuant to the terms of the Share Exchange Agreement entered into as of March 29, 2005 by and among Edentify, Inc. and Budgethotels Network, Inc. (the "Corporation"), Terrence DeFranco, the sole shareholder of Edentify, Inc., and his nominees received Share Rights Certificates entitling them to receive such number of additional shares (when available for issuance) as would give them, in the aggregate, eighty-eight and two-tenths percent (88.2%) of the outstanding common stock of the Corporation on a fully diluted, post-stock split basis. Such additional shares became available for issuance as of July 13, 2005 when a reverse 1-for-10 split of the common stock of the Corporation (described in Item 3.03 above) and the holders of the Share Rights Certificates collectively acquired an additional 19,510,255 shares of common stock (on a post-split basis), giving them 88.2% of the outstanding voting stock of the Corporation (on a post-split basis).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edentify, Inc.

July 15, 2005	By:	Terrence DeFranco

Name: Terrence DeFranco
Title: Chief Executive Officer